Exhibit 10.1

DATE: 20 MAY 2021

HAINAN QICHENG ASSET MANAGEMENT JOINT STOCK COMPANY

(as the Vendor)

and

TEMIR LOGISTICS INDUSTRIAL PARK LIMITED

(as the Purchaser)

and

TEMIR CORP.

SALE AND PURCHASE AGREEMENT

In relation to

147,777,800,000 VND registered share capital of

BAC GIANG INTERNATIONAL LOGISTICS CO., LTD

THIS AGREEMENT is made on 20 May 2021

AMONG:

(1)	HAINAN QICHENG ASSET MANAGEMENT JOINT STOCK COMPANY, a company incorporated in the People’s Republic of China and having its registered office at Room 1007, Nan Yang Building, Bin Hai Road, Long Hua District, Hai Kou City, Hai Nan Province, PRC (the “Vendor”);

(2)	TEMIR LOGISTICS INDUSTRIAL PARK LIMITED, a company incorporated in Hong Kong and having its registered office at Suite 1802-03, 18/F, Strand 50, 50 Bonham Strand, Sheung Wan, Hong Kong (the “Purchaser”); and

(3)	TEMIR CORP., a company incorporated in the State of Nevada and having its correspondence address in Hong Kong at Suite 1802-03, 18/F, Strand 50, 50 Bonham Strand, Sheung Wan, Hong Kong (“TMRR”).

WHEREAS:

(A)	Bac Giang International Logistics Co., Ltd (the “Company”) is a company incorporated in the Socialist Republic of Vietnam with limited liability. As at the date hereof, the Company has the registered share capital of 1,477,778,000,000 VND (each a “Share”).

(B)	The Purchaser is a wholly-owned subsidiary of TMRR. The Shares of TMRR are listed on the OTCQB Venture Markets of the United States of America (TMRR: OTC US).

(C)	The Vendor has agreed to sell and the Purchaser has agreed to purchase 147,777,800,000 VND Shares which are fully paid up or credited as fully paid, representing 10% of the registered share capital of the Company (the “Sale Shares”), subject to and upon the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

In this Agreement, including the Recitals, the following expressions shall have the following meanings except where the context otherwise requires:

“Business Day”

a day (other than a Saturday, Sunday, public holiday or days on which a typhoon signal No. 8 or black rainstorm warning is hosted in Hong Kong at 10:00 a.m.) on which licensed banks are generally open for business in Hong Kong throughout their normal business hours

“Company”	as defined in Recital (A)
“Completion”	completion of this Agreement in accordance with the provisions of Clause 4
“Completion Date”	the date falling within three years after the signing of this Agreement
“Consideration”	as defined in Clause 3.1
“Consideration Shares”	the aggregate of 930,233 new TMRR Shares to be allotted and issued to the Vendor or their respective nominees as provided by Clause 3 in consideration for the sale of the Sale Shares to the Purchaser
“Encumbrances”

any mortgage, charge, pledge, lien, (otherwise than arising by statute or operation of law), hypothecation or other encumbrance, priority or security interest, deferred purchase, title retention, leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China
“Issue Price”	the issue price of US$21.5 per Consideration Share
“Sale Shares”	as defined in Recital (C)
“Shares”	as defined in Recital (A)
“TMRR”	as defined in Recital (B)
“TMRR Shares”	shares of US$0.001 each in the share capital of TMRR
“US$”	United States dollar(s), the lawful currency of the United States of America
“VND”	Vietnam Dong dollar(s), the lawful currency of the Socialist Republic of Vietnam

1.2	In this Agreement:

(a)	references to Clauses and Schedules are to clauses and sub-clauses of and the schedules to this Agreement;

(b)	the Schedules form part of this Agreement (if any);

(c)	words denoting the singular include the plural and vice versa, words denoting one gender include both genders and the neuter and words denoting persons include corporations and, in each case, vice versa;

(d)	the expressions the “Vendor” and the “Purchaser” shall, where the context permits, include their respective successors and personal representatives; and

(e)	headings and the index page are for ease of reference only and do not form part of this Agreement.

2.	SALE AND PURCHASE OF THE SALE SHARES

Subject to and upon the terms and conditions of this Agreement, the Vendor shall sell and the Purchaser shall purchase the Sale Shares free from all Encumbrances or third party interests together with all rights now and hereafter attaching thereto including but not limited to all dividends or distributions which may be paid, declared or made in respect thereof at any time on or after Completion.

3.	CONSIDERATION

3.1	The aggregate consideration for the sale and purchase of the Sale Shares shall be the sum of US$20,000,000 (the “Consideration”).

3.2	The Consideration shall be satisfied by the Purchaser by procuring TMRR to allot and issue the nil-paid Consideration Shares in the name of the Vendor or its nominee at the Issue Price within one month after signing of this Agreement.

3.3	The Consideration Shares, when allotted and issued and when credited as fully paid , shall rank pari passu in all respects with the TMRR Shares in issue on the date of allotment and issue of the Consideration Shares including the right to all dividends, distributions and other payments made or to be made, the record date for which falls on or after the date of such allotment and issue.

4.	COMPLETION

4.1	Completion of the transfer of Sale Shares shall take place within three (3) years after the signing of this Agreement.

4.2	Within one month after the signing of this Agreement, the Purchaser shall allot and issue the nil-paid Consideration Shares to the Vendor or its nominee.

4.3	The Vendor shall procure that the board of directors of the Company shall pass the necessary resolutions to approve the transfer of the Sale Shares from the Vendor to the Purchaser and that the Purchaser be registered as the holder of the Sale Shares within three years after the signing of this Agreement.

4.4	At Completion, the Vendor shall deliver or procure to be delivered to the Purchaser:

(a)	original share certificate(s) in its name for the Sale Shares;

(b)	duly signed instruments of transfer in respect of its Sale Shares in favour of the Purchaser and/or its nominee(s) and such other documents as may be required to give a good and effective transfer of title to the Sale Shares to the Purchaser and to enable it to become the registered holder thereof; and

(c)	a copy of the minutes of the board of directors of the Company approving the transfer of the Sale Shares.

4.5	Against compliance with the provisions of Clauses 4.3 and 4.4, at Completion, the Purchaser shall:

(a)	deliver the instruments of transfer in respect of the Sale Shares duly executed by the Purchaser;

(b)	the Consideration Shares credited as fully paid to the Vendor or its nominee; and

(c)	if required, deliver to the Vendor or its nominees share certificate for the Consideration Shares.

4.6	If the transfer of Sale Shares to the Purchaser could not be completed on or before 5:00 p.m. on the Completion Date, this Agreement shall cease and determine and the Purchaser has the right to call and forfeit the Consideration Shares.

4A.	CHARGE OF LAND

4A.1	In consideration of the Purchaser agreeing to support the development of the Company and as an additional security for the transfer of Sale Shares, the Vendor agrees to create a first fixed charge over the land located at Big Giang, Vietnam held by the Company.

5.	WARRANTIES

5.1	Each party represents and warrants to the other party that:

(a)	it is duly incorporated or established under the law of the place of its incorporation;

(b)	it has the power to enter into and to exercise its rights and to perform its obligations under this agreement and all other documents referred to in this agreement;

(c)	it has (or will have taken by Completion) taken all necessary action to authorise the execution of and the performance of its obligations under this agreement;

(d)	the obligations expressed to be assumed by it under each of this agreement is legal, valid, binding and enforceable;

(e)	neither execution nor performance of this agreement will contravene any provision of:

(i)	any existing law, treaty or regulation to which it is subject;

(ii)	its memorandum or articles of association or equivalent constitutional documents; or

(iii)	any obligation (contractual or otherwise) which is binding upon it, or upon any of its assets; and

(f)	all consents, licences, approvals or authorisations of, exemptions by or registrations with or declarations by, any governmental or other authority required by it with respect to this agreement have been obtained or made (or will have been obtained or made by Completion), are legal, valid and subsisting (or will be legal, valid and subsisting at Completion) and will not be contravened by the execution or performance of this agreement.

5.2	The Vendor represents and warrants to the Purchaser that it is the holder and sole beneficial owner of the Sale Shares free from all Encumbrances.

6	OPTION TO SUBSCRIBE NEW SHARES

Upon Completion, the Vendor shall execute and deliver in favor of the Purchaser the option deed (the “Option Deed”), pursuant to which the Purchaser shall have the right but not an obligation (the “Option”) to subscribe up to 40% of the enlarged issued Shares at the date of exercise of the Option by the Purchaser.

7.	FURTHER ASSURANCE

Each of the parties shall execute such documents and perform such further acts as the other of them may reasonably require effectively to vest in the Purchaser the legal and beneficial ownership of the Sale Shares free from all Encumbrances and with all rights now and hereafter attaching thereto.

8.	GENERAL

8.1	This Agreement constitutes an entire agreement between the parties hereto with respect to the matters dealt with herein and supersedes any previous agreements, arrangements, statements or transactions between the parties hereto in relation to the subject matters hereof.

8.2	Each of the parties undertakes to the other of them that it will not, at any time after the date of this Agreement, divulge or communicate to any person other than to its professional advisers, or when required by law, or to its respective officers or employees whose province it is to know the same any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the other party which may be within or may come to its knowledge and it shall use its best endeavours to prevent the publication or disclosure of any such confidential information concerning such matters.

8.3	Any variation to this Agreement shall be binding only if recorded in a document signed by the parties.

8.4	Time shall be of the essence of this Agreement but no failure by any party to exercise, and no delay on its part in exercising any right hereunder will operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or the exercise of any right or prejudice or affect any right against any person under the same liability whether joint, several or otherwise. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

8.5	None of the parties may assign or transfer any of its rights or obligations under this Agreement.

9.	NOTICES

9.1	Each notice, demand or other communication given, made or serve under this Agreement shall be in writing and delivered or sent to the relevant party by prepaid postage (by airmail if to another country), facsimile transmission or personal delivery to its address or fax number as set out below (or such other address or fax number as the addressee has by five (5) days’ prior written notice specified to the other parties):

To the Vendor:	Hainan Qicheng Asset Management Joint Stock Company

	Address:	Room 1007, Nan Yang Building, Bin Hai Road, Long Hua District, Hai Kou City, Hai Nan Province, PRC

	Attention:	The Board of Directors

To the Purchaser:	Temir Logistics Industrial Park Limited

	Address:	Suites 1802-03, 18/F, Strand 50, 50 Bonham Strand, Sheung Wan, Hong Kong

	Attention:	The Board of Directors

9.2	Each notice, demand or other communication given, made or serve under this Agreement shall be deemed to have been given and received by the relevant parties (i) within two (2) days after the date of posting, if sent by local mail; four (4) days after the date of posting, if sent by airmail; (ii) when delivered, if delivered by hand; and (iii) on despatch, if sent by facsimile transmission.

10	COSTS AND STAMP DUTY

10.1	Each party shall bear its own costs and expenses (including legal fees) incurred in connection with the preparation, negotiation, execution and performance of this Agreement and all documents incidental or relating to Completion.

10.2	The stamp duty in relation to the transfer of the Sale Shares (if applicable) shall be borne by the parties hereto in equal shares.

11.	GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.

IN WITNESS whereof the parties entered into this Agreement the day and year first above written.

THE VENDOR

SIGNED by Song Liwei	)
)
for and on behalf of	)
)
HAINAN QICHENG ASSET MANAGEMENT	)
JOINT STOCK COMPANY	)
)
in the presence of:	)

THE PURCHASER

SIGNED by Chan Kong Hoi	)
)
for and on behalf of	)
)
TEMIR LOGISTICS INDUSTRIAL	)
PARK LIMITED	)
)
in the presence of:	)

TMRR

SIGNED by Chan Kong Hoi	)
)
for and on behalf of	)
)
TEMIR CORP.	)
)
in the presence of:	)